Exhibit 99.1

Contact:	Wallace R. Cooney	For Immediate Release
	(703) 345-6470	May 5, 2021

GRAHAM HOLDINGS COMPANY REPORTS
FIRST QUARTER EARNINGS
ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported net income attributable to common shares of $112.5 million ($22.44 per share) for the first quarter of 2021, compared to a loss of $33.2 million ($6.32 per share) for the first quarter of 2020.
The COVID-19 pandemic and measures taken to prevent its spread, such as travel restrictions, shelter in place orders and mandatory closures, significantly impacted the Company’s results for 2020 and the first three months of 2021, largely from reduced demand for the Company’s products and services. This significant adverse impact is expected to continue for several of the Company’s businesses for the remainder of 2021. The Company’s management has taken a variety of measures to reduce costs and implement changes to business operations. The Company cannot predict the severity or duration of the pandemic, the extent to which demand for the Company’s products and services will be adversely affected or the degree to which financial and operating results will be negatively impacted.
The results for the first quarter of 2021 and 2020 were also affected by a number of items as described in the following paragraphs. Including these items, income before income taxes was $154.0 million for the first quarter of 2021, compared to a loss of $79.3 million for the first quarter of 2020. Excluding these items, income before income taxes was $62.2 million for the first quarter of 2021, compared to $39.6 million for the first quarter of 2020. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s income before income taxes for the first quarter of 2021:
•a $0.6 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC;
•$79.2 million in net gains on marketable equity securities;
•$10.3 million in net earnings of affiliates whose operations are not managed by the Company;
•a non-operating gain of $2.7 million from the write-up of a cost method investment; and
•$1.1 million in interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest.
Items included in the Company’s loss before income taxes for the first quarter of 2020:
•$16.4 million in goodwill and intangible asset impairment charges;
•a $0.3 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC;
•$100.4 million in net losses on marketable equity securities;
•$0.6 million in net losses of affiliates whose operations are not managed by the Company;
•non-operating losses of $6.1 million from impairments of cost method and equity method investments; and
•$4.3 million in non-operating foreign currency gains.
Revenue for the first quarter of 2021 was $712.5 million, down 3% from $732.3 million in the first quarter of 2020. Revenues declined at education and television broadcasting, partially offset by increases at manufacturing, healthcare and other businesses. The Company reported operating income of $33.8 million for the first quarter of 2021, compared to $8.1 million for the first quarter of 2020. The operating income increase is driven by improved results in education, manufacturing, healthcare and other businesses, partially offset by declines in television broadcasting.
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On April 5, 2021, the Company announced it had entered into an agreement to acquire all outstanding shares of common stock of Leaf Group Ltd. (NYSE:LEAF) at $8.50 per share in an all cash transaction valued at approximately $323 million. Leaf Group, headquartered in Santa Monica, CA, is a consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker). The transaction is expected to close in June or July of 2021 and is subject to approval of the Leaf Group shareholders, regulatory approval and the satisfaction of other closing conditions.
Division Results
Education
Education division revenue totaled $329.3 million for the first quarter of 2021, down 8% from $356.4 million for the same period of 2020. Kaplan reported operating income of $18.9 million for the first quarter of 2021, compared to operating income of $4.7 million for the first quarter of 2020.
The COVID-19 pandemic adversely impacted Kaplan’s operating results beginning in February 2020 and continuing through the first quarter of 2021.
Kaplan serves a significant number of students who travel to other countries to study a second language, prepare for licensure, or pursue a higher education degree. Government-imposed travel restrictions and school closures arising from COVID-19 had a negative impact on the ability of international students to travel and attend Kaplan’s programs, particularly Kaplan International’s Language programs. In addition, most licensing bodies and administrators of standardized exams postponed or canceled scheduled examinations due to COVID-19, resulting in a significant number of students deciding to defer their studies, negatively impacting Kaplan’s exam preparation education businesses. Overall, this is expected to continue to adversely impact Kaplan's revenues and operating results for the remainder of 2021, particularly at Kaplan International Languages.
To help mitigate the adverse impact of COVID-19, Kaplan implemented a number of significant cost reduction and restructuring activities across its businesses in 2020. Related to these restructuring activities, Kaplan recorded $1.0 million in lease impairment charges in the first quarter of 2021 and $2.1 million in lease restructuring costs in the first quarter of 2020. Kaplan management is continuing to monitor the ongoing COVID-19 disruptions and changes in its operating environment and may develop and implement further restructuring activities in 2021.
In 2020, Kaplan also accelerated the development and promotion of various online programs and solutions, rapidly transitioned most of its classroom-based programs online and addressed the individual needs of its students and partners, substantially reducing the disruption from COVID-19 while simultaneously adding important new product offerings and operating capabilities. Further, in the fourth quarter of 2020, Kaplan combined its three primary divisions based in the United States (Kaplan Test Prep, Kaplan Professional, and Kaplan Higher Education) into one business known as Kaplan North America (KNA). This combination is designed to enhance Kaplan’s competitiveness by better leveraging its diversified academic and professional portfolio, as well as its relationship with students, universities and businesses. For financial reporting purposes, KNA is reported in two segments: Higher Education and Supplemental Education (combining Kaplan Test Prep and Kaplan Professional (U.S.) into one reporting segment).
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A summary of Kaplan’s operating results is as follows:

	Three Months Ended
	March 31
(in thousands)	2021	2020	% Change
Revenue
Kaplan international	$171,895	$199,615	(14)
Higher education	75,686	73,537	3
Supplemental education	79,655	81,288	(2)
Kaplan corporate and other	3,363	3,205	5
Intersegment elimination	(1,282)	(1,267)	—
	$329,317	$356,378	(8)
Operating Income (Loss)
Kaplan international	$10,207	$18,980	(46)
Higher education	6,253	(2,020)	—
Supplemental education	12,497	(6,550)	—
Kaplan corporate and other	(4,907)	(1,522)	—
Amortization of intangible assets	(4,165)	(4,201)	1
Impairment of long-lived assets	(1,047)	—	—
Intersegment elimination	98	5	—
	$18,936	$4,692	—
Kaplan International includes postsecondary education, professional training and language training businesses largely outside the United States. Kaplan International revenue decreased 14% for the first quarter of 2021 (20% on a constant currency basis) due largely to COVID-19 disruptions at Languages. Kaplan International reported operating income of $10.2 million in the first quarter of 2021, compared to $19.0 million in the first quarter of 2020. The decline in operating results in the first three months of 2021 is due primarily to $13 million in losses incurred at Languages from significant COVID-19 disruptions. Due to the continuation of travel restrictions imposed as a result of COVID-19, Kaplan expects the disruption of its Languages business operating environment to continue in 2021.
Higher Education includes the results of Kaplan as a service provider to higher education institutions. In the first quarter of 2021, Higher Education revenue grew 3%, due to an increase in the Purdue Global fee recorded and revenue from new university agreements. For the first quarter of 2021, Kaplan recorded a portion of the fee with Purdue Global based on an assessment of its collectability under the TOSA; no fee with Purdue Global was recorded in the first quarter of 2020. Purdue Global experienced increased enrollment for the first three months of 2021, which resulted in improved Higher Education results. The Company will continue to assess the collectability of the fee with Purdue Global on a quarterly basis to make a determination as to whether to record all or part of the fee in the future and whether to make adjustments to fee amounts recognized in earlier periods. The first quarter 2020 operating loss at Higher Education includes $2.0 million in lease restructuring costs.
Supplemental Education includes Kaplan’s standardized test preparation programs and domestic professional and other continuing education businesses. Supplemental Education revenue declined 2% for the first quarter of 2021, due to a decline in retail comprehensive test preparation demand, offset in part by product-life extensions in the first quarter of 2020 related to the postponement of various standardized test and certification exam dates due to COVID-19, as well as growth in real estate and insurance programs. Operating results improved in 2021 due to savings from restructuring activities implemented in 2020 and the adverse revenue impact from product-life extensions in the first quarter of 2020.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities. Overall, Kaplan corporate and other expenses increased in the first three months of 2021 due to higher incentive compensation costs.
Television Broadcasting
Revenue at the television broadcasting division decreased 2% to $113.6 million in the first quarter of 2021, from $115.4 million in the same period of 2020. The revenue decrease is due to a $10.3 million decline in political advertising revenue, partially offset by a $4.1 million increase in retransmission revenues and increased local and national advertising revenues, which were adversely impacted in 2020 by reduced demand related to the COVID-19 pandemic. In the first quarter of 2021 and 2020, the television broadcasting division recorded $0.6 million and $0.3 million, respectively, in reductions to operating expenses related to property, plant and equipment gains due to new equipment received at no cost in connection with the spectrum repacking mandate of the FCC. Operating income for the first quarter of 2021 decreased 8% to $33.0 million, from $35.8 million in the same period of 2020, due to reduced revenues and higher network fees.
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Manufacturing
Manufacturing includes four businesses: Hoover, a supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications; Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton, a manufacturer of screw jacks and other linear motion systems; and Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications.
Manufacturing revenues increased 2% in the first quarter of 2021. The revenue growth is due primarily to increased revenues at Hoover from significantly higher wood prices but lower product demand, partially offset by lower revenues at Dekko due to a significant reduction in product demand, particularly in the commercial office electrical products, hospitality, transportation and industrial sectors. Manufacturing operating results improved in the first quarter of 2021 due to significantly higher results at Hoover from substantial gains on inventory sales, partially offset by a significant decline in Dekko results from lower revenues. Since the onset of the COVID-19 pandemic in the second half of March 2020, lower product demand at Dekko has adversely impacted manufacturing revenues and operating income and this is expected to continue throughout 2021.
Healthcare
The Graham Healthcare Group (GHG) provides home health and hospice services in three states. GHG provides other healthcare services, including nursing care and prescription services for patients receiving in-home infusion treatments through its 75% interest in CSI Pharmacy Holdings Company, LLC (CSI). Healthcare revenues increased 9% for the first quarter of 2021, due to growth at CSI and home health services. The increase in GHG operating results in the first quarter of 2021 is due to improved results from home health services and CSI. In the second half of March 2020, GHG home health patient volumes declined, due primarily to the curtailment of elective procedures by health systems due to the COVID-19 pandemic.
Other Businesses
Automotive
Automotive includes three automotive dealerships in the Washington, D.C. metropolitan area: Lexus of Rockville, Honda of Tysons Corner, and Ourisman Jeep of Bethesda. Revenues for the first quarter of 2021 increased due to sales growth at each of the three dealerships, due partly to significantly reduced demand for sales and service in the first quarter of 2020 at the onset of the COVID-19 pandemic in March 2020. As a result of the pandemic and the related recessionary conditions, the Company’s automotive dealerships recorded a $6.7 million intangible asset impairment charge in the first quarter of 2020. Operating earnings for the first quarter of 2021 improved from a loss in the prior year due to increased sales, in addition to the impairment charge recorded in the first quarter of 2020.
Clyde’s Restaurant Group (CRG)
Clyde’s Restaurant Group (CRG) owns and operates eleven restaurants and entertainment venues in the Washington, D.C. metropolitan area, including Old Ebbitt Grill and The Hamilton. As a result of the COVID-19 pandemic, CRG temporarily closed all of its restaurants and venues in the second half of March 2020 through mid-June 2020, pursuant to government orders, maintaining limited operations for outdoor dining, delivery and pickup. CRG recorded a $9.7 million goodwill and intangible assets impairment charge in the first quarter of 2020. In December 2020, CRG temporarily closed its restaurant dining rooms in Maryland and the District of Columbia for the second time, reopening again for limited indoor dining service in mid-February 2021.
Overall, CRG incurred significant operating losses in each of the first quarters of 2021 and 2020 due to limited revenues and costs incurred to maintain its facilities and support its employees, and CRG is uncertain as to the timing and other details regarding a full reopening. While CRG revenues have been adversely impacted as a result of the pandemic, such revenues improved steadily in each of the first three months of 2021. CRG continues to develop and implement initiatives to increase sales and reduce costs to mitigate the impact of COVID-19. The pandemic is expected to continue to adversely impact CRG revenues and operating results in the second quarter of 2021.
Framebridge
On May 15, 2020, the Company acquired Framebridge, Inc., a custom framing service company, headquartered in Washington, DC, with two retail locations in the DC metropolitan area and a manufacturing facility in Richmond, KY. At the end of the first quarter of 2021, Framebridge had six retail locations in the Washington, DC, Brooklyn, NY and Atlanta, GA areas and two manufacturing facilities in Kentucky. Framebridge revenues in the first quarter of 2021 were up substantially from the prior year. As an investment stage business, Framebridge reported operating losses in the first quarter 2021.
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Code3
Code3 is a performance marketing agency focused on driving performance for brands through three core elements of digital success: media, creative and commerce. Code3 revenue declined in the first quarter of 2021, due to continued sluggish marketing spending by some advertising clients as a result of the recessionary environment from the COVID-19 pandemic, offset by increased commerce and creative revenues. Code3 reported operating losses in the first quarter of 2021 and the first quarter of 2020. Code3 implemented a restructuring plan in 2020 that included initiatives to reduce Code3’s cost structure.
Megaphone
Megaphone was sold by the Company to Spotify in December 2020.
Other
Other businesses also include Slate and Foreign Policy, which publish online and print magazines and websites; and three investment stage businesses, Cybervista, Decile and Pinna. All of these businesses reported revenue increases in the first three months of 2021. Losses from each of these five businesses in the first three months of 2021 adversely affected operating results.
Overall, for the first quarter of 2021, operating revenues for other businesses increased due largely to increases at the automotive dealerships and from the Framebridge acquisition, partially offset by declines at CRG and Code3, and due to the sale of Megaphone in December 2020. Operating results improved in the first quarter of 2021 primarily due to the goodwill and other long-lived asset impairment charges recorded in the first quarter of 2020 at the automotive dealerships and CRG.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office and certain continuing obligations related to prior business dispositions. Corporate office expenses increased in the first three months of 2021 due primarily to higher compensation costs.
Equity in Earnings of Affiliates
At March 31, 2021, the Company held an approximate 12% interest in Intersection Holdings, LLC, a company that provides digital marketing and advertising services and products for cities, transit systems, airports, and other public and private spaces. The Company also holds interests in several other affiliates, including a number of home health and hospice joint ventures managed by GHG and two joint ventures managed by Kaplan. Overall, the Company recorded equity in earnings of affiliates of $13.4 million for the first quarter of 2021, compared to losses of $1.5 million for the first quarter of 2020. These amounts include $10.3 million in net earnings for the first quarter of 2021 and $0.6 million in net losses for the first quarter of 2020 from affiliates whose operations are not managed by the Company; this includes losses from the Company’s investment in Intersection in the first quarter of 2021. The Company recorded $3.6 million in write-downs in equity in earnings of affiliates related to two of its investments in the first quarter of 2020.
Net Interest Expense and Related Balances
The Company incurred net interest expense of $7.6 million for the first quarter of 2021, compared to $6.5 million for the first quarter of 2020. The Company recorded interest expense of $1.1 million to adjust the fair value of the mandatorily redeemable noncontrolling interest at GHG in the first quarter of 2021.
At March 31, 2021, the Company had $510.3 million in borrowings outstanding at an average interest rate of 5.1% and cash, marketable equity securities and other investments of $1,088.2 million. At March 31, 2021, the Company had £55 million ($75.6 million) outstanding on its $300 million revolving credit facility. In management’s opinion, the Company will have sufficient financial resources to meet its business requirements in the next twelve months, including working capital requirements, capital expenditures, interest payments and dividends.
Non-operating Pension and Postretirement Benefit Income, net
The Company recorded net non-operating pension and postretirement benefit income of $28.8 million for the first quarter of 2021, compared to $18.4 million for the first quarter of 2020, respectively.
Gain (Loss) on Marketable Equity Securities, net
Overall, the Company recognized $79.2 million in net gains on marketable equity securities in the first quarter of 2021, compared to $100.4 million in net losses on marketable equity securities in the first quarter of 2020.
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Other Non-Operating Income
The Company recorded total other non-operating income, net, of $6.3 million for the first quarter of 2021, compared to $2.7 million for the first quarter of 2020. The 2021 amounts included a $2.7 million fair value increase on a cost method investment and other items. The 2020 amounts included $4.3 million in foreign currency gains and other items; partially offset by $2.6 million in impairments on cost method investments.
Provision for (Benefit from) Income Taxes
The Company’s effective tax rate for the first three months of 2021 was 26.9%.
The Company’s effective tax rate for the first three months of 2020 was 57.3%, which was generally based on the Company’s estimated effective tax rate for fiscal year 2020. The Company’s estimated tax rate for 2020 included the adverse impacts of the COVID-19 pandemic and losses on marketable equity securities on the Company’s estimated pre-tax income for 2020, resulting in a significantly higher overall estimated tax rate, as permanent differences and increased valuation allowances have a larger impact on the overall estimated effective tax rate.
Earnings (Losses) Per Share
The calculation of diluted earnings per share for the first quarter of 2021 was based on 4,977,340 weighted average shares outstanding, compared to 5,273,651 for the first quarter of 2020. At March 31, 2021, there were 5,001,649 shares outstanding. On September 10, 2020, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 364,151 shares as of March 31, 2021.
Forward-Looking Statements
All public statements made by the Company and its representatives that are not statements of historical fact, including certain statements in this press release, in the Company’s Annual Report on Form 10-K and in the Company’s 2020 Annual Report to Stockholders, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the duration and severity of the COVID-19 pandemic and its effects on the Company’s operations, financial results, liquidity and cash flows. Other forward-looking statements include comments about expectations related to acquisitions or dispositions or related business activities, including the TOSA, the Company’s business strategies and objectives, anticipated results of license renewal applications, the prospects for growth in the Company’s various business operations and the Company’s future financial performance. As with any projection or forecast, forward-looking statements are subject to various risks and uncertainties, including the risks and uncertainties described in Item 1A of the Company’s Annual Report on Form 10-K, that could cause actual results or events to differ materially from those anticipated in such statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by or on behalf of the Company. The Company assumes no obligation to update any forward-looking statement after the date on which such statement is made, even if new information subsequently becomes available.
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31%
(in thousands, except per share amounts)	2021	2020	Change
Operating revenues	$712,455	$732,257	(3)
Operating expenses	647,082	676,902	(4)
Depreciation of property, plant and equipment	16,545	16,704	(1)
Amortization of intangible assets	13,937	14,165	(2)
Impairment of goodwill and other long-lived assets	1,047	16,401	(94)
Operating income	33,844	8,085	—
Equity in earnings (losses) of affiliates, net	13,428	(1,547)	—
Interest income	890	1,151	(23)
Interest expense	(8,448)	(7,678)	10
Non-operating pension and postretirement benefit income, net	28,787	18,403	56
Gain (loss) on marketable equity securities, net	79,214	(100,393)	—
Other income, net	6,320	2,688	—
Income (loss) before income taxes	154,035	(79,291)	—
Provision for (benefit from) income taxes	41,400	(45,400)	—
Net income (loss)	112,635	(33,891)	—
Net (income) loss attributable to noncontrolling interests	(185)	646	—
Net Income (Loss) Attributable to Graham Holdings Company Common Stockholders	$112,450	$(33,245)	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income (loss) per common share	$22.49	$(6.32)	—
Basic average number of common shares outstanding	4,967	5,274
Diluted net income (loss) per common share	$22.44	$(6.32)	—
Diluted average number of common shares outstanding	4,977	5,274

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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)
	Three Months Ended
	March 31		%
(in thousands)	2021	2020	Change
Operating Revenues
Education	$329,317	$356,378	(8)
Television broadcasting	113,625	115,448	(2)
Manufacturing	115,960	113,458	2
Healthcare	50,043	45,994	9
Other businesses	104,039	101,282	3
Corporate office	—	—	—
Intersegment elimination	(529)	(303)	—
	$712,455	$732,257	(3)
Operating Expenses
Education	$310,381	$351,686	(12)
Television broadcasting	80,647	79,672	1
Manufacturing	107,053	106,957	0
Healthcare	42,903	42,825	0
Other businesses	123,376	134,763	(8)
Corporate office	14,780	8,572	72
Intersegment elimination	(529)	(303)	—
	$678,611	$724,172	(6)
Operating Income (Loss)
Education	$18,936	$4,692	—
Television broadcasting	32,978	35,776	(8)
Manufacturing	8,907	6,501	37
Healthcare	7,140	3,169	—
Other businesses	(19,337)	(33,481)	42
Corporate office	(14,780)	(8,572)	(72)
	$33,844	$8,085	—
Depreciation
Education	$7,780	$7,329	6
Television broadcasting	3,473	3,343	4
Manufacturing	2,517	2,527	0
Healthcare	317	540	(41)
Other businesses	2,290	2,790	(18)
Corporate office	168	175	(4)
	$16,545	$16,704	(1)
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$5,212	$4,201	24
Television broadcasting	1,359	1,360	0
Manufacturing	6,987	7,137	(2)
Healthcare	781	1,310	(40)
Other businesses	645	16,558	(96)
Corporate office	—	—	—
	$14,984	$30,566	(51)
Pension Expense
Education	$2,283	$2,585	(12)
Television broadcasting	835	796	5
Manufacturing	395	394	0
Healthcare	172	159	8
Other businesses	369	463	(20)
Corporate office	1,548	1,386	12
	$5,602	$5,783	(3)
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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended
	March 31		%
(in thousands)	2021	2020	Change
Operating Revenues
Kaplan international	$171,895	$199,615	(14)
Higher education	75,686	73,537	3
Supplemental education	79,655	81,288	(2)
Kaplan corporate and other	3,363	3,205	5
Intersegment elimination	(1,282)	(1,267)	—
	$329,317	$356,378	(8)
Operating Expenses
Kaplan international	$161,688	$180,635	(10)
Higher education	69,433	75,557	(8)
Supplemental education	67,158	87,838	(24)
Kaplan corporate and other	8,270	4,727	75
Amortization of intangible assets	4,165	4,201	(1)
Impairment of long-lived assets	1,047	—	—
Intersegment elimination	(1,380)	(1,272)	—
	$310,381	$351,686	(12)
Operating Income (Loss)
Kaplan international	$10,207	$18,980	(46)
Higher education	6,253	(2,020)	—
Supplemental education	12,497	(6,550)	—
Kaplan corporate and other	(4,907)	(1,522)	—
Amortization of intangible assets	(4,165)	(4,201)	1
Impairment of long-lived assets	(1,047)	—	—
Intersegment elimination	98	5	—
	$18,936	$4,692	—
Depreciation
Kaplan international	$5,252	$4,578	15
Higher education	852	723	18
Supplemental education	1,576	1,939	(19)
Kaplan corporate and other	100	89	12
	$7,780	$7,329	6
Pension Expense
Kaplan international	$71	$112	(37)
Higher education	1,083	1,070	1
Supplemental education	931	1,085	(14)
Kaplan corporate and other	198	318	(38)
	$2,283	$2,585	(12)
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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding Income before income taxes, excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
▪the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;
▪the ability to identify trends in the Company’s underlying business; and
▪a better understanding of how management plans and measures the Company’s underlying business.
The Company has provided this non-GAAP information on a pre-income tax basis in order to facilitate a meaningful period-to-period comparison of income in light of the difference in applicable income tax rates for the first quarter of 2021 and the first quarter of 2020.
Income before income taxes, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis. The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended March 31
(in thousands)	2021	2020
Income (loss) before income taxes, as reported	$154,035	$(79,291)
Adjustments:
Goodwill and other long-lived asset impairment charge	—	16,401
Reduction to operating expenses in connection with the broadcast spectrum repacking	(643)	(291)
Net (gains) losses on marketable equity securities	(79,214)	100,393
Net (earnings) losses of affiliates whose operations are not managed by the Company	(10,332)	584
Non-operating (gain) loss, net, from write-ups and impairments of cost and equity method investments	(2,723)	6,131
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	1,051	—
Foreign currency loss (gain)	—	(4,290)
Income before income taxes, adjusted (non-GAAP)	$62,174	$39,637

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